AS FILED WITH THE SECURITIES AND
                    EXCHANGE COMMISSION ON DECEMBER 12, 1997

                           REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                            TEL-SAVE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                               23-2827736
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


       6805 ROUTE 202
    NEW HOPE, PENNSYLVANIA                                         18938
    (Address of Principal                                       (Zip Code)
      Executive Offices)

                                OPTION AGREEMENTS
        GRANTED TO EMPLOYEES AND DIRECTORS OF TEL-SAVE HOLDINGS, INC. AND
                                ITS SUBSIDIARIES
                            (Full title of the plan)

                              ALOYSIUS T. LAWN, IV
                          GENERAL COUNSEL AND SECRETARY
                             TEL-SAVE HOLDINGS, INC.
                                 6805 ROUTE 202
                          NEW HOPE, PENNSYLVANIA 18938
                                 (215) 862-1500
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                         ------------------------------



                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                Proposed
Title of                                        Maximum          Proposed
Securities                 Amount               Offering         Aggregate             Amount of
To Be                      To Be                Price Per        Offering              Registration
Registered                 Registered           Share*           Price*                Fee

-----------------------------------------------------------------------------------------------------

Common Stock,              4,986,000            $19.125          $62,506,130            $18,439.31
$.01 par                   Shares
value per
share
-----------------------------------------------------------------------------------------------------

* The shares of Common Stock may be acquired upon the exercise of options to purchase an aggregate of such number of shares granted prior to the date hereof to employees and directors of Tel-Save Holdings, Inc. and its subsidiaries at prices ranging from $5.67 to $19.125 per share. Pursuant to Rule 457(h)(1), the aggregate offering price is computed on the basis of the price at which the options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Tel-Save Holdings, Inc. ("Company" or "Registrant"), unless otherwise indicated, with the Securities and Exchange Commission ("Commission") are hereby incorporated herein by reference:

          1. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          2. Amendments Nos. 1 and 2 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996;

          3. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, Amendment Nos. 1 and 2 to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997 and Amendment No. 1 to the Company's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1997;

          4. the Company's Current Reports on Form 8-K dated March 6, 1997, April 24, 1997, July 22, 1997, September 2, 1997, September 5, 1997, October 29, 1997, November 5, 1997, November 7, 1997,
               November 24, 1997 and December 1, 1997; and the Company's Current Reports on Form 8-K/A dated February 3, 1997, February 28, 1997 and August 15, 1997;

          5. the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, filed on September 8, 1995.

     All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange

Act, prior to the filing of a post-effective amendment which indicates that all of the Company's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgment, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     The Registrant's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Registrant's Bylaws.

     As permitted by the Delaware General Corporation Law, the Registrant's Bylaws eliminate the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Registrant has entered into indemnification agreements with some of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct which is adjudged to be fraud, deliberate dishonesty or willful misconduct.

     The Registrant has purchased an insurance policy that purports to insure the officers and directors against certain liabilities incurred by them in the discharge of their functions as officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------

Exhibit 3.1 Amended and Restated Certificate of Incorporation, as amended, of Tel-Save Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company's registration statement on Form S-4 (File No. 333-38943)).

Exhibit 3.2                             Bylaws  of   Tel-Save   Holdings,   Inc.
                                        (incorporated  herein  by  reference  to
                                        Exhibit    3.2    to    the    Company's
                                        registration statement on Form S-1 (File
                                        No. 33-94940)).

Exhibit 4.1 Form of Non-Qualified Stock Option of Tel-Save Holdings, Inc. Filed herewith.

Exhibit 5.1 Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Tel-Save Holdings, Inc. with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of BDO Seidman, LLP, certified public accountants. Filed herewith.

Exhibit 23.2                            Consent  of   Aloysius   T.   Lawn,   IV
                                        (included in Exhibit 5.1).

Exhibit 24.1 Power of attorney of the directors and certain officers of the Company (included in the signature page of this Registration Statement at page II-8).

ITEM 9.  UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

             1.   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement

                  (i)               To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

             2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

             4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                  1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any existing provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
                  Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Solebury, County of Bucks, Commonwealth of Pennsylvania, on the 11th day of December, 1997.

                                                    TEL-SAVE HOLDINGS, INC.


                                                    By: /s/ Daniel Borislow
                                                       ---------------------
                                                       Daniel Borislow
                                                       Chairman of the Board,
                                                       Chief Executive
                                                       Officer and Director


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Borislow and Aloysius T. Lawn, IV, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 11, 1997.

SIGNATURE                                         TITLE
---------                                         -----
/s/ Daniel Borislow
-------------------                               Chairman of the Board,
Daniel Borislow                                   Chief Executive Officer
                                                  and Director (Principal
                                                  Executive Officer)


/s/ Gary W. McCulla
-------------------                               President, Director of
Gary W. McCulla                                   Sales and Marketing and
                                                  Director


/s/ Emanuel J. DeMaio
-------------------                               Chief Operations Officer
Emanuel J. DeMaio                                 and Director


/s/ George P. Farley
-------------------                               Chief Financial Officer,
George P. Farley                                  Treasurer and Director
                                                  (Principal Financial
                                                  Officer)


/s/ Kevin R. Kelly
-------------------                               Controller (Principal
Kevin R. Kelly                                    Accounting Officer)


/s/ Harold First
-------------------                               Director
Harold First


/s/ Ronald R. Thoma
-------------------                               Director
Ronald R. Thoma

                                INDEX OF EXHIBITS


EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------

Exhibit 3.1 Amended and Restated Certificate of Incorporation, as amended, of Tel-Save Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company's registration statement on Form S-4 (File No. 333-38943)).

Exhibit 3.2                             Bylaws  of   Tel-Save   Holdings,   Inc.
                                        (incorporated  herein  by  reference  to
                                        Exhibit    3.2    to    the    Company's
                                        registration statement on Form S-1 (File
                                        No. 33-94940)).

Exhibit 4.1 Form of Non-Qualified Stock Option of Tel-Save Holdings, Inc. Filed herewith.

Exhibit 5.1 Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Tel-Save Holdings, Inc. with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of BDO Seidman, LLP, certified public accountants. Filed herewith.

Exhibit 23.2                            Consent  of   Aloysius   T.   Lawn,   IV
                                        (included in Exhibit 5.1).

Exhibit 24.1 Power of attorney of the directors and certain officers of the Company (included in the signature page of this Registration Statement at page II-8).